UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 04, 2024

One Stop Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38371	33-0885351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2235 Enterprise Street #110
Escondido, California		92029
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 760 745-9883

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OSS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

The information provided below concerning the press release regarding the financial results of One Stop Systems, Inc. (the “Company”) in “Item 7.01 - Regulation FD Disclosure” of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference into this Item 2.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of John Morrison

On November 4, 2024, John Morrison notified the Company of his decision to resign from his role as Chief Financial Officer of the Company, effective November 11, 2024 (the “Effective Date”). Mr. Morrison will continue to serve as an employee of the Company through November 30, 2024, during which time he will continue to receive the same compensation and will aid in the transition of the Chief Financial Officer role to Daniel Gabel. As a result of Mr. Morrison’s resignation, that employment agreement entered into by and between the Company and Mr. Morrison, dated June 1, 2023, will terminate as of the Effective Date. Mr. Morrison has advised the Company that he intends to retire and that his decision to step down from the role of Chief Financial Officer was not based on any disagreement with the Company on any matter relating to its operations, policies or practices.

In connection with Mr. Morrison’s retirement, and subject to Mr. Morrison executing and returning an effective waiver and release of claims, the Company has agreed to (i) pay Mr. Morrison an aggregate amount of nine months of his current base salary, payable in accordance with the Company’s typical payroll practices, commencing as of November 30, 2024, and (ii) continue group health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) at the Company’s expense for a period of nine months following November 30, 2024.

Appointment of Daniel Gabel

Effective as of the Effective Date, Daniel Gabel has been appointed as the Company’s new Chief Financial Officer. Mr. Gabel, 36 years of age, brings over 14 years of accounting, financial, and strategic leadership experience within the defense industry to OSS. Most recently, from February 2023 to November 2024, Mr. Gabel served as Senior Director of Finance and Chief Financial Officer, Defense System Division of Cobham Advanced Electronic Solutions, a division of Honeywell that provides advanced electronic solutions to the U.S. aerospace and defense industry. Prior to that, from July 2010 to February 2023, he held various finance and accounting roles within several different divisions of RTX Corporation (“Raytheon”) (NYSE: RTX), including without limitation serving as Chief Financial Officer of SEAKR Engineering, a subsidiary of Raytheon, from September 2021 to February 2023 and as Finance Leader, Financial Planning & Analysis of Raytheon Electronic Warfare Systems from October 2019 to September 2021. Mr. Gabel holds a B.S. in Business Administration from the University of Southern California and an MBA from Southern Methodist University.

On November 4, 2024, the Company entered into an employment agreement with Mr. Gabel (the “Gabel Agreement”), pursuant to which, effective as of the Effective Date, Mr. Gabel will begin serving as Chief Financial Officer of the Company. The initial term of the Gabel Agreement is one year from the Effective Date, after which it will automatically renew on an annual basis, subject to earlier termination in accordance with the terms of the agreement. Pursuant to the terms of the Gabel Agreement, Mr. Gabel will be entitled to receive:

•
an annual base salary of $315,000 per annum (subject to annual review and adjustment);

•
an annual bonus, with a target amount equivalent to forty percent of his then-current annual base salary, payable if certain applicable bonus criteria are met, subject to approval by the Company’s board of directors; and

•
eligibility to participate in a number of Company-sponsored benefits, including its medical, dental and 401(k) plans, under the terms and conditions of the benefit plans that may be in effect from time to time.

Pursuant to the Gabel Agreement, in the event that Mr. Gabel is terminated by the Company for a reason other than good cause, then Mr. Gabel, upon signing and returning an effective waiver and release of claims, shall be entitled to receive: (i) separation payments in an aggregate amount of six months of his then-current base salary, payable in accordance with the Company’s typical payroll practices, and (ii) continuation of group health continuation coverage under COBRA at the Company’s expense for a period of six months following the termination date. In addition, if Mr. Gabel resigns for good reason, then Mr. Gabel, upon signing and returning an effective waiver and release of Does claims, shall be entitled to receive: (i) separation payments in an aggregate amount of three months of his then-current base salary, payable in accordance with the Company’s typical payroll practices, and (ii) continuation of group health continuation coverage under COBRA at the Company’s expense for a period of three months following the resignation date. Furthermore, in the event that either the Gabel Agreement is terminated by the Company without cause or Mr. Gabel resigns for good reason in connection with a change in control, and such termination or resignation (as applicable) occurs within three months immediately preceding or twelve months immediately following the effective date of a change in control, then, upon signing and returning an effective waiver and release of claims, Mr. Gabel shall be entitled to (i) a single lump-sum cash payment in an amount equal to six months of his then-current base salary, (ii) continuation of group health continuation coverage under the COBRA at the Company’s expense for a period of six months following the termination date, (iii) a pro-rated amount of any bonus, including any variable compensation plan amounts, earned through the terminated date plus six months, all at 100% of the plan, and (iv) the vesting of any unvested equity awards held by Mr. Gabel shall be accelerated such that 100% of such awards shall become fully vested and, if applicable, immediately exercisable effective as of the date of such termination. The right to exercise any stock options held by Mr. Gabel shall automatically vest in full, effective immediately prior to a change in control.

The foregoing summary of the terms of the Gabel Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Gabel Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Additionally, as of the Effective Date, in connection with his appointment as Chief Financial Officer of the Company, the Company will grant Mr. Gabel 40,000 restricted stock units (“RSUs”), which RSUs will be granted under the Company’s 2017 Equity Incentive Plan, as amended, and shall vest as follows: 25% on the one-year anniversary of the date of the grant, and the remaining 75% will vest in six equal installments, commencing six months after the one-year anniversary of the date of grant and every six months thereafter until fully vested, subject to Mr. Gabel continued employment by the Company.

There is no arrangement or understanding between Mr. Gabel and any other person pursuant to which Mr. Gabel was appointed as Chief Financial Officer. There are no family relationships between Mr. Gabel and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Gabel has not engaged in any related-person transactions required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01 Regulation FD Disclosure.

On November 6, 2024, the Company issued a press release announcing the management changes. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

On November 6, 2024, the Company also issued a press release regarding the Company’s financial results for its third fiscal quarter ended September 30, 2024. A copy of that press release is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

Exhibit 99.2 includes non-GAAP financial measures as defined in Regulation G. Exhibit 99.2 also includes a presentation of the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), information reconciling the non-GAAP financial measures to the GAAP financial measures and a discussion of the reasons why the Company’s management believes that presentation of the non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations. The non-GAAP financial measures presented therein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.

Exhibits 99.1 and 99.2 contain forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement between One Stop Systems, Inc. and Daniel Gabel, executed November 4, 2024.
99.1	Press Release, dated November 6, 2024.
99.2	Press Release, dated November 6, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE STOP SYSTEM, INC.

Date:	November 6, 2024	By:	/s/ Michael Knowles
Michael Knowles Chief Executive Officer